                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                TRIBUNE COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                      [LETTERHEAD OF THE TRIBUNE COMPANY]

Dear Stockholder:

  You are cordially invited to attend the 1997 Annual Meeting of Tribune Company stockholders on Tuesday, May 6, 1997 at 11 a.m. Chicago time. The meeting will be held at the Hotel Inter-Continental Chicago, 505 North Michigan Avenue, in Chicago.

  The meeting will also be broadcast live via satellite. People with satellite receivers may watch the meeting by following the tuning instructions on the next page.

  This year Tribune celebrates its 150th anniversary and the Annual Meeting will include activities to commemorate this historic occasion. During the meeting, we will also report on the exciting activities of Tribune's past year and our prospects for the future. You will be asked to elect four directors to serve until the 2000 Annual Meeting and one to serve until the 1999 Annual Meeting. We are very pleased that Patrick G. Ryan, Chairman, President and Chief Executive Officer of Aon Corporation, is a nominee for the first time.

  The Board also requests your approval of the Tribune Company 1997 Incentive Compensation Plan, the details of which are set forth in the proxy statement. Regardless of your plans for attending in person, it is important that your shares be represented at the meeting. Therefore please sign, date and return the enclosed proxy card and/or voting instruction card in the envelope provided. This will enable you to vote on the business to be transacted whether or not you attend the meeting.

  We hope you can attend the Annual Meeting, but in any event please vote your shares by signing, dating and returning your proxy card and/or voting instruction card.

  With all good wishes,

                                         Sincerely,

                                     [SIGNATURE OF JOHN W. MADIGAN]

March 25, 1997

                           NOTICE OF TRIBUNE COMPANY
                        ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 6, 1997

TO THE STOCKHOLDERS OF TRIBUNE COMPANY:

  The Annual Meeting of Stockholders of Tribune Company, a Delaware corporation, will be held at the Hotel Inter-Continental Chicago, 505 North Michigan Avenue, Chicago, Illinois at 11 a.m. Chicago time on Tuesday, May 6, 1997, for the purpose of considering and voting on the following matters:

  1. Election of five (5) Directors;

  2. Approval of the Tribune Company 1997 Incentive Compensation Plan;

  3. Ratification of the selection of Price Waterhouse LLP as auditors;

  4. To vote on a stockholder proposal; and

  5. Such other matters as may properly come before the meeting.

  Only stockholders of record at the close of business on March 11, 1997 are entitled to notice of and to vote at the meeting or any adjournment thereof.

  Your attention is directed to the accompanying Proxy Statement. Whether or not you plan to attend the meeting in person, you are urged to mark, sign, date and return the enclosed proxy card and/or voting instruction card promptly in the enclosed postage-paid envelope. The voting instruction card relates to shares held under certain employee benefit plans. The proxy is revocable and will not affect the right of stockholders of record attending the meeting to vote in person.

                               By Order of the Board of Directors

                               CRANE H. KENNEY
                               Vice President, General Counseland Secretary

March 25, 1997

                     SATELLITE BROADCAST OF ANNUAL MEETING

 The meeting will be broadcast live via satellite. It will be distributed as follows for individuals with satellite reception:

 [C Band: Telstar 402/Transponder 21/Vertical
 Polarity/Frequency 4120/6.2 and 6.8 audio]

                                TRIBUNE COMPANY

                                PROXY STATEMENT

                      1997 ANNUAL MEETING OF STOCKHOLDERS

  This Proxy Statement is provided in connection with the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of Tribune Company (the "Company") to be held at the Hotel Inter-Continental Chicago, 505 North Michigan Avenue, Chicago, Illinois on Tuesday, May 6, 1997, at 11:00 a.m. Chicago time, or any adjournment thereof for the purposes set forth in the accompanying notice. The principal executive office of the Company is 435 North Michigan Avenue, Chicago, IL 60611. This Proxy Statement and accompanying proxy card are being mailed to stockholders on or about March 25, 1997.

                                    GENERAL

  Stockholders Entitled to Vote. Stockholders of record at the close of busi-ness on March 11, 1997 (the "Record Date") are entitled to vote at the meet-ing. On that date there were [122,506,000] shares of the Common Stock, without par value (the "Common Stock"), and [1,425,842] shares of Series B Convertible Preferred Stock, without par value (the "Preferred Stock"), of the Company en-titled to vote. With regard to all matters submitted to a vote at the meeting, each share of Common Stock is entitled to one vote and each share of Preferred Stock, voting together as a class with the Common Stock, is entitled to eight votes. Holders do not have the right to cumulate votes in the election of di-rectors.

  Quorum. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on March 11, 1997 will constitute a quorum to conduct business.

  Voting. The enclosed proxy is solicited by the Board of Directors of the Company. If the proxy is properly executed and returned, the shares will be voted in accordance with the stockholder's instructions. If no instructions are given with respect to a matter, the proxy will be voted in accordance with the recommendations of the Board of Directors set forth herein.

  A stockholder may, with respect to the election of directors, (i) vote for all five nominees named herein, (ii) withhold authority to vote for all such nominees or (iii) vote for all such nominees other than any nominee with respect to whom the stockholder withholds authority to vote. Holders do not have the right to cumulate votes in the election of directors. Directors will be elected by a plurality of the votes cast at the Annual Meeting. Therefore, the nominees receiving the highest number of votes cast for the number of positions to be filled shall be elected. A stockholder may, with respect to each other matter specified in the notice of the meeting, (i) vote "FOR," (ii) vote "AGAINST" or (iii) "ABSTAIN" from voting. An affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of the other matters presented. Shares represented by proxies which are marked "abstain" on such matters will be counted as shares present for purposes of determining the presence of a quorum; such shares will also be treated as shares present and entitled to vote, which will have the same effect as a vote against such matters. Proxies relating to "street name" shares which are not voted by brokers on one or more but less than all matters will be treated as shares present for purposes of determining the presence of a quorum, but will not be treated as shares present and entitled to vote at the Annual Meeting as to such matter or matters.

  Revocation by Proxy. A stockholder returning a proxy may revoke it prior to exercise of the proxy at the Annual Meeting by executing and delivering a later-dated proxy which is voted at the Annual Meeting, by voting in person by ballot at the Annual Meeting or by delivering a written notice of revocation to the Vice President, General Counsel and Secretary of the Company. Stockholders whose shares are held in the name of a broker, bank or other holder of record may not vote in person at the meeting unless they have first obtained a proxy, executed in the stockholder's favor, from the holder of record.

  Participants in the Tribune Employee Plans. If you are a participant in the Tribune Company Employee Stock Ownership Plan (the "ESOP"), the Tribune Com-pany Savings Incentive Plan (the "SIP") or the Tribune Company Employee Stock Purchase Plan (the "ESPP"), a voting instruction card is enclosed for the pur-pose of instructing the respective plan trustees or nominee how to cast the votes related to such shares. Any participant giving instructions to a plan trustee or nominee may revoke or modify such instructions prior to May 2, 1997 by written notice given to the trustee or nominee. The trustee or nominee will vote shares under these plans in accordance with instructions which are re-ceived by May 1, 1997. Shares held by the ESOP and the SIP for which no in-structions are received by May 1, 1997 will be voted in the same proportion as the shares in each plan for which instructions were received. Shares related to the ESPP for which no instructions are received by May 1, 1997 will be voted in accordance with the Voting Procedures set forth herein. ESOP shares not allocated to any participant accounts will be voted in the same proportion as the ESOP shares for which voting instructions are received.

  Stock Split. The shares of Common Stock outstanding and per share prices set forth in this Proxy Statement have all been adjusted to reflect the two-for-one stock split of Common Stock effected in the form of a stock dividend distributed on January 15, 1997 (the "Stock Split").

                             OWNERSHIP INFORMATION

PRINCIPAL STOCKHOLDERS
  The following table and footnotes set forth information as of the Record Date with respect to each person who is known to management of the Company to be the beneficial owner of more than 5% of any class of the Company's stock:

                                          COMMON STOCK(1)    PREFERRED STOCK
                                        ------------------- ------------------
                                          NUMBER   PERCENT   NUMBER   PERCENT
      NAME AND ADDRESS OF OWNER         OF SHARES  OF CLASS OF SHARES OF CLASS
      -------------------------         ---------- -------- --------- --------
Robert R. McCormick Tribune Foundation  22,590,138  18.44%        --     --
Cantigny Foundation(2)
  Room 770
  435 N. Michigan Avenue
  Chicago, IL 60611
The Northern Trust Company(3)           12,805,804  10.45   1,425,842   100%
  50 S. LaSalle Street
  Chicago, IL 60675

--------
  (1) Share numbers reflect the two-for-one stock split of the Common Stock effected in the form of a stock dividend distributed on January 15, 1997.
  (2) The investment and voting power of each of the Robert R. McCormick Tribune Foundation and Cantigny Foundation is vested in a board of five directors, consisting of Charles T. Brumback, Stanton R. Cook, James C. Dowdle, Jack Fuller and John W. Madigan, each of whom is an officer or former officer of the Company or a subsidiary thereof.
  (3) The Northern Trust Company ("Northern Trust") owns            shares of
Common Stock on behalf of the ESOP and is deemed to own [11,406,736] shares of Common Stock into which the Preferred Stock is convertible. All ownership attributed to Northern Trust in its capacity as ESOP Trustee is shared with the participants in the ESOP. Northern Trust, according to a Schedule 13G filed with the Securities and Exchange Commission, had beneficial ownership
with respect to     % (          shares, including ESOP shares) of Common
Stock, as follows: Sole voting power--          shares, Shared voting power--
          shares, Sole dispositive power--        shares, Shared dispositive
power--          shares.

MANAGEMENT OWNERSHIP

  Beneficial ownership of the Common Stock and Preferred Stock as of March 1, 1997 by each director, director nominee and executive officer named in the sum-mary compensation table, and by all directors, director nominees and executive officers as a group, is set forth in the following table. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                  COMMON STOCK              PREFERRED STOCK
                         ------------------------------- ----------------------
                             NUMBER OF SHARES OWNED         NUMBER OF SHARES
NAME                     DIRECTLY OR INDIRECTLY(1)(2)(3) OWNED INDIRECTLY(2)(5)
----                     ------------------------------- ----------------------
Joseph D. Cantrell......              [74,924]                   [559]
James C. Dowdle.........             [416,536(6)]                [632]
Dennis J. FitzSimons....             [153,604]                   [632]
Diego E. Hernandez......               [8,400]                      --
David D. Hiller.........             [127,696]                   [515]
Robert E. La Blanc......              [26,400]                      --
John W. Madigan.........             [737,948(6)(7)]             [632]
Nancy Hicks Maynard.....               [6,600]                      --
Andrew J. McKenna.......              [98,120(4)]                   --
Kristie Miller..........             [372,372(7)]                   --
James J. O'Connor.......              [12,000]                      --
Donald H. Rumsfeld......              [17,536(4)]                   --
Patrick G. Ryan.........               [1,000]                      --
Dudley S. Taft..........              [39,400]                      --
Arnold R. Weber.........              [10,600]                      --
[Twenty-three (23)] di-
 rectors and executive
 officers of the Company
 as a group.............           [         ](8)

--------
  (1) Share numbers reflect the two-for-one stock split of the Common Stock effected in the form of a stock dividend distributed on January 15, 1997.
  (2) Each amount represents less than 1% of the class, unless otherwise indicated.
  (3) Includes shares of Common Stock which the following directors and executive officers have the right to acquire within 60 days upon exercise of stock options: Mr. Cantrell, [62,602] shares; Mr. Dowdle, [79,766] shares; Mr. FitzSimons, [70,406] shares; Mr. Hernandez, [4,000] shares; Mr. Hiller, [115,270] shares; Mr. LaBlanc, [4,000] shares; Mr. Madigan, [53,228] shares; Mrs. Maynard, [4,000] shares; Mr. McKenna, [4,000] shares; Ms. Miller, [4,000] shares; Mr. O'Connor, [4,000] shares; Mr. Rumsfeld, [4,000] shares; Mr. Taft, [2,000] shares; Mr. Weber, [4,000] shares; and executive officers other than
the named officers,        . The individuals do not have voting rights relative
to these shares until the options are executed. Also includes shares beneficially owned under the SIP and ESOP (including Common Stock into which ESOP Preferred Stock allocated to the individual's account is convertible). The individual plan participants have the right to direct the voting of plan shares allocated to their accounts.
  (4) Includes [1,316] shares and [5,530] shares, respectively, for Messrs. McKenna and Rumsfeld who have elected to defer their cash compensation and to have the deferred amounts deemed invested in phantom share units. The value of the units at the time of distribution will equal the market value of an equivalent number of shares of Common Stock and will be paid in cash. No voting rights are associated with the phantom share units.
  (5) Represents shares allocated to participants' accounts under the ESOP.
  (6) Does not include a total of [20,439,738] shares owned by the Robert R. McCormick Tribune Foundation and [2,150,400] shares owned by the Cantigny Foundation (see "Principal Stockholders").
  (7) Includes shares of Common Stock as to which beneficial ownership is disclaimed as follows: Mr. Madigan, [41,270] shares; and Ms. Miller, [17,856] shares.
  (8) Represents    % of the class.

EMPLOYEE BENEFIT PLAN VOTING RIGHTS

  As of the Record Date, the Northern Trust Company, as trustee for the ESOP (the "ESOP trustee"), holds [1,425,842] shares of Preferred Stock, of which [584,353] shares were allocated to participant accounts and [1,399,148] shares of Common Stock, of which [937,040] shares were allocated to participant accounts. As of the Record Date, Vanguard Fiduciary Trust Company
("Vanguard"), as trustee of the SIP, holds             shares of Common Stock.
Employee participants of the ESOP and SIP have the right to instruct the trustee on how the shares allocated to their accounts are to be voted. The trust agreements direct the trustees to vote all allocated shares for which no participant instructions are received and all unallocated shares, if any, in the same proportion as votes cast on behalf of participants who completed and returned a voting instruction card.

  As of the Record Date, Merrill Lynch, Pierce, Fenner & Smith Incorporated,
as nominee of the ESPP, holds             shares of Common Stock.

                             ELECTION OF DIRECTORS
                                  PROPOSAL ONE

  The Board of Directors of the Company increased the size of the Board to 12 members in February 1997. The Board is divided into three classes with stag-gered terms of three years each, so that the term of one class expires at each Annual Meeting of Stockholders. The By-laws of the Company require that each class of directors contain an equal number of members, if possible, based on the number of directors serving the Company. To effectuate a balancing of the director classes, the Board of Directors has nominated James C. Dowdle, Diego
E. Hernandez, Robert E. La Blanc and Andrew J. McKenna to hold office until the 2000 Annual Meeting and Patrick G. Ryan to hold office until the 1999 Annual Meeting. The nominees receiving the highest numbers of votes cast for the num-ber of positions to be filled shall be elected.

  It is intended that all proxies in the accompanying form, unless contrary in-structions are given thereon, will be voted for the election as directors of Messrs. Dowdle, Hernandez, La Blanc and McKenna to hold office until the 2000 Annual Meeting and Mr. Ryan to hold office until the 1999 Annual Meeting. Each of the nominees other than Mr. Ryan is an incumbent director. If any of the nominees becomes unavailable for election, an event which is not now anticipat-ed, the enclosed proxy may be voted for the election of a substitute nominee as may be selected by the Board.

  Additional information regarding each of the nominees and the other directors continuing in office follows. The descriptions of the business experience of these individuals include the principal positions held by them from March 1992 to the date of this Proxy Statement. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NAMED NOMINEES AS DIRECTORS OF THE COMPANY (PROPOSAL
1).

[PHOTO OF JAMES C. DOWDLE APPEARS HERE]

                            JAMES C. DOWDLE (NOMINEE)
                            Executive Vice President/Media Operations since August 1994, Executive Vice President since August 1991 of the Company, President and Chief Executive Officer, Tribune Broadcasting Company, a subsidi-ary of the Company, and President, Tribune Pub-lishing Company, a subsidiary of the Company, since August 1994. Director of The Learning Compa-ny. Class of 1997. Age: 63. Director since 1985.


[PHOTO OF DIEGO E. HERNANDEZ APPEARS HERE]

                            DIEGO E. HERNANDEZ (NOMINEE)
                            Vice Admiral, U.S. Navy (Retired) and President, Marine Technology Group, Inc., a technical con-sulting service, since July 1994. Consultant from July 1992 to July 1994 and from March 1991 to Oc-tober 1991; Senior Vice President, Right Associ-ates from December 1991 to July 1992. Class of 1997. Age: 63. Director since 1991.

[PHOTO OF ROBERT E.         ROBERT E. LA BLANC (NOMINEE)
 LA BLANC APPEARS HERE]     President, Robert E. La Blanc Associates, Inc.,
                            consultants in information technology. Director of Gilbert Associates, Inc.; Storage Technology,
                            Inc.; Titan Corporation; Prudential Global Fund;
                            Prudential Pacific Growth Fund, Inc.; Prudential
                            Short-Term Global Income Fund, Inc. Trustee of
                            Prudential U.S. Government Fund. Class of 1997.
                            Age: 63. Director since 1982.


                            JOHN W. MADIGAN
                            Chairman since January 1996, President since May
[PHOTO OF JOHN W. MADIGAN   1994 and Chief Executive Officer since May 1995
 APPEARS HERE]              (Chief Operating Officer from May 1994 to May
                            1995) of the Company; Executive Vice President of the Company and President and Chief Executive Of-ficer, Tribune Publishing Company, a subsidiary of the Company, from August 1991, and Publisher, Chi-cago Tribune from August 1990 to May 1994. Presi-dent and Chief Executive Officer, Chicago Tribune
                            Company, a subsidiary of the Company, until Sep-tember 1993. Class of 1998. Age: 59. Director since 1975.

                            NANCY HICKS MAYNARD
                            Chair, The Freedom Forum Media Studies Center
                            since March 1996; President, Maynard Partners In-
[PHOTO OF NANCY HICKS       corporated (consultants in news media economics)
 MAYNARD APPEARS HERE]      since December 1992 and Member, Global Business
                            Network; Deputy Publisher and Co-owner, Oakland
                            Tribune until November 1992. Class of 1998. Age:
                            50. Director since 1995.

                            ANDREW J. MCKENNA (NOMINEE)
                            Chairman and Chief Executive Officer, Schwarz, an
[PHOTO OF ANDREW J.         international distributor of paper packaging and
 MCKENNA APPEARS HERE]      allied products and a printer, producer and con-
                            verter. Director of Aon Corporation; Dean Foods
                            Company; The First National Bank of Chicago;
                            McDonald's Corporation; Skyline Corporation. Class of 1997. Age: 67. Director since 1982.

                            KRISTIE MILLER
[PHOTO OF KRISTIE MILLER    Author; Journalist, The Daily News-Tribune, Inc.
 APPEARS HERE]              of LaSalle, Illinois. Class of 1999. Age: 52. Di-
                            rector since 1981.

                             JAMES J. O'CONNOR
[PHOTO OF JAMES O' CONNOR    Chairman and Chief Executive Officer and Director
 APPEARS HERE]               of Unicom Corporation, a holding company, since
                             June 1994, and of Commonwealth Edison Company, an electric utility. Director of American National
                             Can Company; Corning Incorporated; First Chicago
                             NBD Corporation.; The First National Bank of Chi-cago; Scotsman Industries Inc.; UAL Corporation.
                             Class of 1998. Age: 60. Director since 1985.

                             DONALD H. RUMSFELD
                             Chairman of the Board of Trustees of the Rand
[PHOTO OF DONALD H.          Corporation, a not-for-profit corporation. Chair-
 RUMSFELD APPEARS HERE]      man of Gilead Sciences Inc. since December, 1996.
                             Chairman of the Board of Directors, President and Chief Executive Officer (from October 1990) until
                             August 1993, General Instrument Corporation, an electronics company. Director of ABB AJB;
                             Gulfstream Aerospace Corp.; Kellogg Company;
                             Metricom, Inc.; Sears, Roebuck and Co. Class of
                             1999. Age: 64. Director since 1992.

                             PATRICK G. RYAN (NOMINEE)
[PHOTO OF PATRICK G.         Chairman, President and Chief Executive Officer
 RYAN APPEARS HERE]          of Aon Corporation, a broad-based insurance hold-
                             ing company. Director of First Chicago NBD Corpo-ration. Age: 59.


                             DUDLEY S. TAFT
[PHOTO OF DUDLEY S. TAFT     President and Chief Executive Officer, Taft
 APPEARS HERE]               Broadcasting Company, an owner and operator of
                             television stations. Chairman, President and
                             Chief Executive Officer of WPHL-TV, Inc., a sub-sidiary of the Company, until February 1996. Di-rector of CINergy Corporation; Fifth Third
                             Bankcorp; Southern Star Group, Ltd.; Union Cen-tral Life Insurance Company; U.S. Playing Card
                             Company. Class of 1999. Age: 56. Director since
                             1996.

                             ARNOLD R. WEBER
                             Chancellor, Northwestern University since January
[PHOTO OF ARNOLD R.          1995 and President, Civic Committee of Commercial
 WEBER APPEARS HERE]         Club of Chicago since March 1995. President,
                             Northwestern University until December 1994. Di-rector of Aon Corporation; Burlington Northern
                             Santa Fe Corporation; Deere & Company; Inland
                             Steel Industries, Inc.; PepsiCo, Inc. Class of
                             1998. Age: 67. Director since 1989.

MEETINGS AND COMMITTEES OF THE BOARD

  The Board of Directors held seven Board meetings during 1996 and each incum-bent director attended all of the Board meetings that were held during the portion of 1996 that such directors served as a director. Each incumbent di-rector (other than Mr. Taft) attended 75% or more of the meetings of all com-mittees of which such director was a member during the portion of 1996 that such director served as a director. Mr. Rumsfeld was granted a leave of serv-ice from the Board of Directors from July 1996 through November 1996, during which period he did not participate in meetings of the Board of Directors or any related committees.

 Audit Committee

  The functions of the Audit Committee, presently consisting of Messrs. Weber (Chairman), Hernandez, La Blanc and Taft and Mrs. Maynard, include making recommendations concerning the appointment of independent accountants to audit the books of the Company, reviewing the financial statements audited by the independent accountants and reviewing recommendations made by the independent accountants with respect to the accounting methods used, the organization and operations of the Company and the system of internal control followed by the Company. The Audit Committee met two times during 1996.

 Governance and Compensation Committee

  The functions of the Governance and Compensation Committee, presently consisting of Messrs. McKenna (Chairman), O'Connor and Rumsfeld and Ms. Miller, include establishing the compensation for the Chief Executive Officer of the Company and consulting with the Chief Executive Officer with respect to the compensation of other executives of the Company. The Committee also identifies and proposes candidates for election to the Board of Directors of the Company. The Committee will consider nominees recommended by stockholders if submitted in accordance with procedures set forth under the caption "Stockholder Proposals For 1998 Annual Meeting." The Committee also has other responsibilities relating to corporate governance, including studying the size, composition, committee structure and committee membership of the Board of Directors. The Committee met five times during 1996.

 Incentive Compensation Subcommittee

  The functions of the Incentive Compensation Subcommittee of the Governance and Compensation Committee, presently consisting of Messrs. O'Connor (Chairman) and Rumsfeld and Ms. Miller, include administering and determining awards under the Company's 1992 Long-Term Incentive Plan and, if approved by Shareholders, the 1997 Incentive Compensation Plan, and certain other employee benefit plans. The Subcommittee met three times during 1996.

 Executive Committee

  The Company has an Executive Committee, presently consisting of Messrs. Madigan (Chairman), Dowdle, La Blanc, McKenna, Rumsfeld and Weber. The Commit-tee met one time in 1996.

 Finance Committee

  The Company also has a Finance Committee, presently consisting of Messrs. La Blanc (Chairman), Hernandez, Taft and Weber and Mrs. Maynard. The Committee met one time during 1996.

 Technology Committee

  The Company also has a Technology Committee, presently consisting of Messrs. Rumsfeld (Chairman), Dowdle, Hernandez, La Blanc, Madigan and Taft and Mrs. Maynard. The Committee met three times during 1996.

COMPENSATION OF DIRECTORS

  Directors who are not employees of the Company receive annual stock awards, stock options and meeting fees. Eligible directors receive a Basic Stock Award of 1,400 shares of Common Stock each on the date following each Annual Meet-ing. In addition, certain of the eligible directors who serve as a chairman of a standing committee or subcommittee of the Board receive a Supplemental Stock Award of 200 shares of Common Stock on the same date. Each eligible director also receives a $1,500 fee for each board meeting attended and a $1,000 fee for each committee meeting attended. The Company also reimburses directors for travel expenses incurred in attending meetings. The Basic Stock Awards in 1997 for certain directors will be reduced by 600 shares in each case where the di-rector in question holds non-vested shares awarded under a previous stock plan for non-employee directors. The shares of Common Stock awarded and distributed may not be sold for six months and one day following the date of award.

  Directors may defer receipt of all or a portion of their stock awards and fees. Directors who elect to defer amounts are credited with deemed income, based on investments they select. Payment of deferred amounts together with credited income will be made over a series of years in the future.

  On the date of each Annual Meeting, each non-employee director is granted an option to purchase 2,000 shares of Common Stock at the fair market value of such shares on the date of grant. On May 7, 1996, each non-employee director was granted an option (adjusted to reflect the Stock Split) to purchase 2,000 shares of Common Stock at $34.63 per share, reflecting the fair market value of the Common Stock on such date. Each option was granted for a term of 10 years and became exercisable six months and one day after the date it was granted. In the event of a change in control of the Company, all options become immediately exercisable. A "change in control" means (a) the acquisition, other than from the Company, by a person, entity or group of 20 percent or more of the combined voting power of the Company's outstanding voting securities; (b) individuals who as of April 28, 1992, constitute the Board of Directors cease to constitute at least a majority of the Board without approval of the Board; or (c) approval of a merger or reorganization of the Company where the prior shareholders do not thereafter own more than 60 percent of the reorganized Company. Option exercises may be paid for in cash or by delivery of Common Stock already owned for at least six months by the nonemployee director valued at fair market value on the date of exercise. In the event of a stock dividend or stock split, or combination or other change in the number of issued shares of Common Stock, a merger, consolidation, reorganization, recapitalization, sale or exchange of substantially all of the Company's assets or dissolution of the Company, automatic adjustments are to be made in the price, number and types of shares subject to options in order to prevent the dilution or enlargement of rights under options granted. Options are not transferable, otherwise than by will or by the laws of descent and distribution. If the director leaves the Board for any reason, the options that were then exercisable may be exercised by the earlier of (a) the tenth anniversary of the date of grant or (b) the third anniversary of the date such individual ceases to be a director.

  As of [March 11, 1997,] the closing price of the Company's Common Stock was
$      .

OTHER TRANSACTIONS

  In February 1996, Tribune Broadcasting Company, a subsidiary of the Company, purchased the remaining 25 percent of the common stock of WPHL-TV, Inc. from Taft Broadcasting Partners Limited Partnership for $26.8 million. Dudley S. Taft, who was elected a director of the Company in May 1996, is President and Chief Executive Officer of Taft Broadcasting Company, a general partner in Taft Broadcasting Partners Limited Partnership. Mr. Taft and members of his immediate family had a 79.8 percent beneficial interest in the foregoing transaction.

  Tribune Properties, Inc. and Chicago Tribune Company lease office space and together with other business units of the Company provide services to the Robert R. McCormick Tribune Foundation. During 1996, the Foundation paid $295,490 to the Company for the leased space and services.

  Subsidiaries of Aon Corporation received brokerage commissions and fees in 1996 of approximately $575,000 for obtaining certain insurance for the Company and its subsidiaries. Patrick G. Ryan, Chairman, President, and Chief Execu-tive Officer of Aon Corporation, is a nominee director of the Company.

                  APPROVAL OF TRIBUNE COMPANY 1997 INCENTIVE
                               COMPENSATION PLAN
                                 PROPOSAL TWO

GENERAL

  The Board of Directors adopted the Tribune Company 1997 Incentive Compensation Plan (the "Plan") on December 10, 1996, subject to approval by the stockholders of the Company. If approved by the stockholders, the Plan will replace the Company's current 1992 Long-Term Incentive Plan ("1992 Stock Option Plan") and the Company's Management Incentive Plan ("MIP").

PURPOSE OF PLAN

  The purpose of the proposed Plan is to enable the Company to attract, retain and motivate its management and other key employees and to provide incentives for such employees to increase the value of the Company's Common Stock. In 1996, the Company adopted Shareholder Value Added or SVA (defined generally to be operating profit less taxes and a charge for capital required to generate the return) as an operating philosophy to increase the return on investment for the Company's stockholders. With the assistance of compensation experts, the Company initiated a review of all of its executive compensation programs to better link management compensation with SVA. The resulting 1997 Incentive Compensation Plan includes SVA as a means of measuring the performance of the Company's management, as well as other provisions to further align the interests of management with those of the Company's stockholders.

  The compensation review revealed the need to focus management's compensation on creating long-term growth. For many years, the Company has used stock options as the sole means of aligning the interests of key employees with the long-term appreciation of the Company's stock. The proposed Plan retains the current 10 year exercise period for stock options, but includes the ability to modify the vesting schedule, currently anticipated to increase to 4 years from 2 years, thereby requiring longer periods of service to the Company for recipients to benefit from option grants. Additionally, the proposed Plan uses an equity award program to reward the achievement of performance goals over intermediate periods, currently anticipated to be 3 year cycles of SVA growth above historic levels.

  The proposed Plan also addresses issues created by the Company's stock repurchase program and significant growth through acquisitions and the increasingly competitive marketplace for talented media employees. The Company's current 1992 Stock Option Plan makes an amount equal to .9% of the Company's outstanding Common Stock available for stock option grants each year. As a result of the Company's repurchase of approximately 15 million shares (as adjusted for the stock split) over the past two years, the number of available options has been reduced. This has occurred at the same time that the Company has made significant acquisitions, thereby increasing the number of participants in the current 1992 Stock Option Plan by approximately 64% since its inception. In order to attract and retain key employees in the competitive media marketplace, the proposed Plan does not limit the number of available options based on the size of the Company's Common Stock base, but instead fixes a "pool" of 10 million options that can be granted over the life of the Plan.

  The Internal Revenue Code, as recently amended, disallows a deduction in determining taxable income for performance based compensation in excess of $1 million for the Company's Chief Executive Officer and certain other officers whose compensation must be reported in the proxy statement. To retain this deduction, the proposed Plan establishes certain limits on compensation that may be paid to these officers and upon approval of the Plan by the Stockholders.

DESCRIPTION OF PLAN

  The Plan authorizes the grant and issuance of awards that may take the form of Stock Options, Performance Equity Program Awards and Annual Management Incentive Program Awards (any such option or award, an "Award"). The following summary of the principal features of the Plan is qualified in its entirety by the complete text of the Plan, which is set out as Exhibit A to this Proxy Statement.

 Eligibility

  Any employee of the Company or any of its subsidiaries is eligible to be selected as a recipient of an Award (a "Participant") under the Plan. The Committee (defined below) has not yet determined how many individuals are ultimately to participate in the Plan. While it is generally expected that executives and senior middle managers will be eligible to participate, Awards may from time to time be granted to employees who are not in these groups, but who have otherwise distinguished themselves for their contributions to the Company. Currently, there are approximately [200] executives and senior middle managers covered under the Plan.

 Administration

  The Plan will be administered by the Incentive Compensation Subcommittee or one or more other committees (any such committee, a "Committee") of the Board of Directors of the Company. To the extent that the Company determines that it is necessary the Committee may consist of two or more directors meeting the requirements necessary for Awards to be exempt from Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") pursuant to Rule 16b-3 and/or for Awards to qualify as "performance based compensation" under Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). In the event that the Company does not deem it necessary, the Committee may delegate all or any of its responsibilities to one or more directors or officers of the Company, including individuals who participate in the Plan.

  Subject to the express provisions of the Plan, the Committee has broad authority to administer and interpret the Plan, including, without limitation, authority to (i) determine who is eligible to participate in the Plan and to which of such persons, and when, Awards are granted under the Plan, (ii) determine the number of shares of Common Stock subject to Awards and the exercise or purchase price of such shares under an Award, (iii) verify the extent of satisfaction of any performance goals applicable to Awards, (iv) prescribe and amend the terms of the agreements evidencing Awards made under the Plan and (v) make all other determinations deemed necessary or advisable for the administration of the Plan.

Stock Subject to the Plan

  If the Plan is approved by stockholders, the aggregate number of shares of the Common Stock that can be issued under the Plan may not exceed 10,000,000 plus (i) shares of Common Stock subject to awards under the Plan or any prior stock incentive plan of the Company if there is a lapse, expiration, termination or forfeiture, (ii) shares of Common Stock exchanged by an optionee as full or partial payment to the Company of the exercise price of a stock option, (iii) shares of Common Stock retained by the Company under the Plan or any prior stock incentive plan of the Company in satisfaction of a participant's tax withholding obligation or (iv) shares of Common Stock purchased by the Company with cash obtained upon the exercise of options granted under the Plan or any prior stock incentive plan of the Company and shares of Common Stock repurchased with tax savings resulting from tax deductions exceeding the Company's reported compensation expense. The number of shares of Common Stock subject to the Plan and to outstanding Awards under the Plan will be appropriately adjusted by the Board if the Common Stock is affected through a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than quarterly cash dividends) or other distribution, stock split, spin-off or sale of substantially all of the Company's assets. For purposes of calculating the aggregate number of shares of Common Stock issued under the Plan, only the number of shares of Common Stock actually issued upon exercise or settlement of an Award and not returned to the Company upon cancellation, expiration or forfeiture of an Award or in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award shall be counted.

 Awards

  The Plan authorizes the grant and issuance of the following types of Awards:
Stock Options, Performance Equity Program Awards and Annual Management Incentive Program Bonuses.

  Stock Options. Awards of stock options under the 1992 Stock Option Plan, the Company's current stock option program, will be discontinued upon stockholder approval of the Plan. Subject to the express provisions of the Plan and as discussed in this paragraph, the Committee has discretion to determine the eligible employees to whom options are granted, the timing of any grant of Stock Options, the vesting schedule of Stock Options, the events causing Stock Options to expire, the number of shares subject to any Stock Option, the restrictions on transferability of Stock Options, and such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Committee. Stock Options granted under the Plan may be either incentive Stock Options qualifying under Code Section 422 ("Incentive Stock Options") or Stock Options which are not intended to qualify as Incentive Stock Options ("nonqualified options"), as determined by the Committee in its discretion. No more than 4,000,000 Shares may be issued pursuant to the exercise of Incentive Stock Options under the Plan. The exercise price for Stock Options may not be less than 100% of the fair market value of the Common Stock on the date the Stock Option is granted. The exercise price of Stock Option may be paid through various means specified by the Committee, including in cash or check, by delivering to the Company shares of Common Stock, by certification of ownership of previously acquired shares or by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver sale or loan proceeds to the Company in payment of the exercise price and withholding taxes. Replacement Options (as defined) may be granted under the Plan in connection with a Participant's payment of part or all of the exercise price of Stock Option with previously acquired shares of Common Stock. The grant of Replacement Options does not result in an increase in the total combined number of shares of Common Stock and Stock Options held by the Participant and, therefore, does not increase the amount paid by the Company.

  Annual Management Incentive Program Bonuses. Awards of annual management incentive bonuses under the MIP, the Company's current bonus plan, will be discontinued upon stockholder approval of the Plan. The Plan authorizes the grant of Annual Management Incentive Program Bonuses pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified by the Committee. Subject to the express provisions of the Plan and as discussed in this paragraph, the Committee has discretion to determine the terms of any Annual Management Incentive Program Bonus, including the target and maximum amount payable to a Participant as an Annual Incentive Program Bonus, the performance criteria (which may be based on financial performance and/or personal performance evaluations) and level of achievement with respect to such criteria which determines the amount payable under an Annual Management Incentive Program Bonus, the fiscal year as to which performance will be measured for determining the amount of any payment, the timing of any payment earned by virtue of performance, restrictions on the alienation or transfer of an Annual Management Incentive Program Bonus prior to actual payment, forfeiture provisions, and such further terms and conditions, in each case not inconsistent with the Plan, as the Committee may determine from time to time. An Annual Management Incentive Program Bonus may be designed to qualify as "performance based compensation" that is exempt from the limit on compensation deductible by the Company, under Section 162(m) of the Code (see "Federal Income Tax Consequences" below). The performance criteria for any Annual Management Incentive Program Bonus that is intended to satisfy the requirements for "performance based compensation" will be a measure based on one or more "Qualifying Performance Criteria," as that term is defined below. Notwithstanding satisfaction of any performance goals, the amount paid under an Annual Management Incentive Program Bonus may be adjusted by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine. However, the Committee may not increase the amount earned upon satisfaction of any performance goal by any Participant who is a "covered employee" within the meaning of Section 162(m) of the Code. The Committee may permit selected recipients of Annual Management Incentive Program Bonuses to elect to defer any Annual Management Incentive Program Bonus payment.

  Performance Equity Program Awards. A Performance Equity Program Award is an award of the right to receive shares of Common Stock, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are specified by the Committee. Subject to the express provisions of the Plan and as discussed in this paragraph, the Committee has discretion to determine the terms of any Performance Equity Program Award, including the number of shares of Common Stock subject to a Performance Equity Program Award or a formula for determining such, the performance criteria and level of achievement related to these criteria which determine the number of shares of Common Stock granted, issued, retainable and/or vested, the period as to which performance shall be measured for determining achievement of performance (a "performance period"), which period may not be less than 2 years, the timing of delivery of any shares of Common Stock earned, forfeiture provisions, the effect of termination of employment for various reasons, and such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Committee. The performance criteria upon which Performance Equity Program Awards are granted, issued, retained and/or vested may be based on financial performance and/or personal performance evaluations, except that for any Performance Equity Program Award that is intended by the Committee to satisfy the requirements for "performance based compensation" under Code Section 162(m) the performance criteria shall be a measure based on one or more Qualifying Performance Criteria (as defined below). Notwithstanding satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under a Performance Equity Program Award may be adjusted by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine. However, the Committee may not increase the amount earned upon satisfaction of any performance goal by any Participant who is a "covered employee" within the meaning of Section 162(m) of the Code.

  Qualifying Performance Criteria and Section 162(m) Limits. Subject to stockholder approval of the Plan, the performance criteria for any Annual Management Incentive Program Bonus or any Performance Equity Program Award that is intended to satisfy the requirements for "performance based compensation" under Code Section 162(m) shall be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as preestablished by the Committee under the terms of the Award: (a) shareholder value added, (b) cash flow, (c) earnings per share, (d) earnings before interest, taxes, depreciation and amortization ("EBITDA"), (e) return on equity, (f) return on capital, (g) return on assets or net assets, (h) revenue growth, (i) income or net income, (j) cost control, (k) operating income or net operating income, (l) operating profit or net operating profit,
(m) operating margin, (n) return on operating revenue, and (o) market share or circulation. The aggregate number of Shares subject to options granted under the Plan during any 5-year period to any one Participant may not exceed 1,000,000. The aggregate number of Shares issuable under any Performance Equity Program Awards granted under the Plan for any performance period to any one Participant that is intended to satisfy the requirements for "performance based compensation" under Section 162(m) of the Code shall not exceed 30,000. The maximum amount payable pursuant to an Annual Management Incentive Program Bonus granted for any fiscal year to any person that is intended to satisfy the requirements for "performance based compensation" under Section 162(m) shall not exceed 0.2% of the Company's EBITDA for the fiscal year.

 Change of Control

  Except as otherwise provided by the Committee at the time an Award is granted, upon a Change of Control, options will become exercisable and Performance Equity Program Awards and Annual Management Incentive Program Bonuses will be delivered or paid as if the applicable performance goals had been fully achieved. "Change of Control" is defined in the Plan to include certain transactions that would result in 20% or more of the Company's outstanding shares being held by certain persons or groups, certain substantial changes in the Board of Directors, or the approval of certain fundamental changes to the Company's structure, such as a merger, consolidation, reorganization liquidation or dissolution. The Committee may provide in any Award that, if any amount payable under the Plan is deemed to be an "excess parachute payment" under Section 280G of the Code, the Company will pay an additional amount to the participant, sufficient (after payment of all federal, state and local taxes on such additional amount) to pay any excise tax imposed on the excess parachute payment under Section 4999 of the Code.

 Transferability of Awards

  Generally, Awards granted under the Plan may not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution, except that the Committee may permit an Award to be transferable to a member or members of the Participant's family or to entities owned or established for the benefit of a Participant's family.

 Amendments and Termination

  The Board of Directors, may alter, amend, suspend or terminate the Plan or, with the consent of the Participant or such other persons who may then have an interest therein, any Award theretofore granted under the Plan, with or without approval of the Company's stockholders. However, no amendment of the Plan shall be made without stockholder approval, if such amendment increases the number of shares of Common Stock reserved under the Plan or the maximum number of shares for which Stock Options may be granted to any Participant in any five year period. All Stock Options and Performance Equity Program Awards granted under the Plan are subject to, and may not be exercised before the approval of the Plan by a majority of the Company's stockholders prior to the first anniversary date of the Board's adoption of the Plan. No Stock Option granted under the Plan shall have a term of more than ten years from the date it is granted.

 Federal Income Tax Consequences

  The following is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws related to Awards under the Plan. This summary is not intended to be exhaustive and, among other things, does not describe state or local tax consequences.

  Section 162(m). As described above, Stock Options granted under the Plan may qualify as "performance based compensation" under Section 162(m) of the Code in order to preserve the Company's federal income tax deductions with respect to any compensation required to be taken into account under Section 162(m) of the Code that is in excess of $1 million and paid to a "covered employee" (as defined in Code Section 162(m)). To so qualify, Stock Options must have an exercise price at least equal to the fair market value of the underlying Shares on the date of grant, be awarded by a Committee consisting of two or more "outside directors" (as defined in Code Section 162(m)) and satisfy the 1,000,000 share limit on the total number of shares of Common Stock subject to Stock Options that may be awarded to any one participant during any 5-year period.

  Nonqualified Options. The recipient of a nonqualified option does not recognize income at the time the option is granted. When the nonqualified option is exercised, the grantee recognizes ordinary income equal to the difference between the fair market value on the exercise date of the number of shares of Common Stock issued and their exercise price. The Company receives a deduction equal to the amount of ordinary income recognized by the optionee. The optionee's basis in the shares of Common Stock acquired upon exercise of a nonqualified option is equal to the exercise price therefor plus the ordinary income recognized by the optionee upon exercise. Upon subsequent disposition of the shares of Common Stock, the optionee will recognize capital gain or loss, which will be short-term or long-term, depending upon the length of time the shares of Common Stock were held since the date the nonqualified option was exercised.

  Incentive Stock Options. In general, the recipient of an Incentive Stock Option will not be subject to tax at the time the Incentive Stock Option is granted or exercised. However, the excess of the fair market value of the Shares received upon exercise of the Incentive Stock Option over the exercise price therefor is potentially subject to the alternative minimum tax. Upon disposition of the shares acquired upon exercise of an Incentive Stock Option, long-term capital gain or loss will be recognized in an amount equal to the difference between the sales price and the aggregate exercise price for those shares of Common Stock provided that the optionee has not disposed of the shares of Common Stock within two years of the date the Incentive Stock Option was granted or within one year from the date the Incentive Stock Option was exercised. If the optionee disposes of the shares of Common Stock without satisfying both holding period requirements (a "Disqualifying Disposition"), the optionee will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the option exercise price and the lesser of the fair market value of the shares of Common Stock on the date the Incentive Stock Option is exercised or the amount realized in such Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending upon how long the shares of Common Stock have been held. The Company is not entitled to a tax deduction upon either the exercise of an Incentive Stock Option or upon disposition of the shares of Common Stock acquired pursuant to such exercise, except to the extent that the optionee recognizes ordinary income in a Disqualifying Disposition.

  Special Option Rules. To the extent an optionee pays all or part of the option exercise price of a nonqualified stock option by tendering shares of Common Stock already owned by the optionee, the tax consequences described above apply except that the number of shares of Common Stock received upon such exercise which is equal to the number of Shares surrendered in payment of the option exercise price shall have the same basis and tax holding period as the shares of Common Stock surrendered. The additional shares of Common Stock received upon such exercise have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period which commences on the date of exercise. If an optionee exercises an Incentive Stock Option by tendering shares of Common Stock previously acquired on the exercise of an Incentive Stock Option, a Disqualifying Disposition may occur if the holding period requirements described above have not been satisfied with respect to such shares of Common Stock at the time of such exercise, and the optionee may recognize income and be subject to other basis allocation and holding period requirements.

  Annual Management Incentive Program Bonuses. A Participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) in respect of Annual Management Incentive Program Bonuses at the time such bonuses are paid and the Company will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Code applies.

  Performance Equity Program Awards. A Participant will not recognize taxable income upon a Performance Equity Program award of the right to receive shares of Common Stock and the Company will not be entitled to a tax deduction at such time. Upon subsequent distribution of shares of Common Stock, the Participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) in an amount equal to the fair market value of any shares of Common Stock delivered and any cash paid by the Company, and the Company will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Code applies.

VOTE REQUIRED

  Adoption of this proposal requires the affirmative vote of a majority of the votes of all shares present and entitled to vote on the matter.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE TRIBUNE COMPANY 1997 INCENTIVE COMPENSATION PLAN.

                     RATIFICATION OF SELECTION OF AUDITORS
                                PROPOSAL THREE

  The Board of Directors has selected Price Waterhouse LLP to serve as the Company's independent certified public accountants for 1997. Price Waterhouse LLP has audited and rendered its opinion on the financial statements of the Company for many years. Representatives of Price Waterhouse LLP will be pres-ent at the 1997 Annual Meeting and will be available to respond to appropriate questions and to make a statement if they desire to do so.

  Approval of this proposal requires the affirmative vote of a majority of the votes of all shares present and entitled to vote on the matter.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                             STOCKHOLDER PROPOSAL

  The following proposal may be presented at the Annual Meeting by the International Brotherhood of Teamsters General Fund (the "Teamsters"), 25 Louisiana Avenue, N.W. Washington, D.C. 20001, which has represented to the Company that as of September 30, 1996 it owned 80 shares of Common Stock (adjusted for the Stock Split). For the reasons set forth below under "Statement of the Board of Directors and Management in Opposition to Stockholder Proposal," the Board of Directors recommends a vote AGAINST the proposal.

STOCKHOLDER PROPOSAL

  RESOLVED: That the Tribune Company's stockholders urge the Board of Directors take the necessary steps, in compliance with state law, to declassify the Board for the purpose of director elections. The board declassification shall be completed in a manner that does not affect the unexpected terms of directors previously elected.

  SUPPORTING STATEMENT: Tribune Company's board is divided into three classes of directors serving staggered three-year terms. This means an individual director faces election only once every three years, and shareholders only vote on roughly a third of the board each year. Some companies have argued that classified boards, such as the Tribune Company's, promote continuity. We think a better way to insure continuity is through re-election. When directors are performing well they routinely are re-elected with majorities over 95%. We believe that reducing the frequency of elections reduces the accountability of each director to shareholders and that annual elections can prove the way for improved board sensitivity to important shareholder issues. A declassified board, with annual elections, can help give the Tribune Company the flexibility it needs as it moves into the next century. Generally, shareholders have grown hostile to classified boards. In 1996, shareholders overturned staggered boards at General Instrument, Rowan, Alumax, Liz Claiborne, and Stride Rite. Overall support for declassification proposals increased to 42.4% in 1996, from 39.1% in 1995, according to the IRRC's review of elections. By adopting annual elections, the Tribune Company can demonstrate its commitment to fuller accountability to shareholders, accountability that respects the importance of men and women of all races among our company's key constituents, and accountability that honors shareholder prerogatives. We urge you to vote YES for this proposal.

STATEMENT OF THE BOARD OF DIRECTORS AND
MANAGEMENT IN OPPOSITION TO STOCKHOLDER PROPOSAL

  The Board of Directors and management believe that a classified Board serves the Company and its stockholders well. The Board believes that a classified board enhances the continuity and stability of the conduct of Board business, as well as the Company's policies and management, since generally at least two-thirds of the Directors have prior experience and familiarity with the business of the Company. The Board believes that this continuity also contributes to more effective long-term strategic planning.

  The Board also believes that directors elected for staggered terms are as accountable to stockholders as they would be if elected annually, since the same legal duties and standards of performance apply regardless of the term of service. Stockholders of a corporation with a classified board may express their satisfaction or dissatisfaction with the Board's performance at annual elections of a class of Directors and retain the power to elect a new majority of the Board over the course of two years. In addition, stockholders may remove any Director if there is cause.

  The classified Board is also intended to encourage persons who may seek to acquire control of the Company to initiate such action through negotiations with the Board in lieu of coercive takeover tactics. A classified board prevents a party from threatening immediate removal of the incumbent Board of Directors. By reducing the threat of an abrupt change in the composition of the entire Board, classification of directors would give the Board sufficient time to review any takeover proposal, study appropriate alternatives and achieve the best result for all stockholders. The Board believes that although a classified Board enhances the ability to negotiate favorable terms with a proponent of an unsolicited, coercive proposal, it does not necessarily discourage takeover offers.

  Pursuant to Delaware law, an amendment to the Company's charter requires the adoption of an amendment by the board of directors of the Company followed by the affirmative vote by holders of a majority of the outstanding Common Stock who are entitled to vote thereon. Therefore, the adoption of this proposal would not in itself eliminate the classified Board, but would only amount to an advisory recommendation to the Board to take the necessary steps to achieve a declassified Board.

  THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE AGAINST THE PROPOSAL.

                            EXECUTIVE COMPENSATION

GOVERNANCE AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

 OVERVIEW

   The Company seeks to offer a compensation package necessary to attract and retain top-quality management employees and which reflects competitive conditions in the lines of business in which the Company is engaged and in the geographic areas where the services are to be performed. Elements of compensation are designed to reflect the performance of the Company and the employee.

  The 1996 compensation package paid to executive officers and other manage-ment personnel of Tribune Company consists of four elements: (1) salary, (2) annual incentive bonus, (3) stock options and (4) retirement and other bene-fits.

  Commencing in 1997, the Company has adopted the 1997 Incentive Compensation Plan, which, if approved by stockholders as proposed in Proposal 2, will re-place the annual incentive bonus and stock option program currently maintained by the Company. Please refer to the discussion of the 1997 Incentive Compensa-tion Plan.

  The Company also seeks to provide an opportunity for employees and execu-tives to acquire and hold stock in the Company in order to align the interests of employees and shareholders. Effective January 1, 1996, the Company, with the Governance and Compensation Committee approval, established target levels for executive stock ownership. These guidelines are described below.

 SALARIES

  Salary levels for executive officer positions are set so as to reflect the duties and level of responsibilities inherent in the position. Comparative salaries paid by other companies, based on compensation surveys prepared by independent outside organizations, are considered in evaluating the salary level for a given position. These surveys include hundreds of companies repre-senting a broad cross-section of American business and cover more companies than are included in the two indexes used in the performance graph at the end of this report. Each set of data used is selected because it is believed to be the best available for its intended purpose. The Committee sets salaries within the range of accepted practice but does not target a specific percen-tile range within the comparative groups in setting salaries of the Company's executive officers. The particular qualifications of the individual holding the position and his or her level of experience are also considered in estab-lishing a salary level.

  Salaries of executive officers are reviewed annually. The performance and contribution of the individual to the Company is the primary criterion influ-encing salary adjustments. Salary changes reflect the performance of the Com-pany only to the extent that the performance is considered in establishing the salary guidelines applicable for all salaried employees during the current year. The Committee also reviews comparative surveys of salary information for comparable positions as described in the preceding paragraph in connection with the annual salary review. The sources of the data used varies from execu-tive to executive based on the availability of comparable information relative to each position. Salaries of all executive officers are reviewed early in the year and changes are made effective as of the end of February.

  The salary paid to John W. Madigan, Chairman, President and Chief Executive Officer of the Company, was increased by $28,000 to $728,000 effective as of February 26, 1996. This represented a 4.0 percent increase in Mr. Madigan's salary. The rate of increase was consistent with the Company's overall merit increase guidelines based upon performance for salaried employees for 1996.

 ANNUAL INCENTIVE BONUS

  The Company maintains a plan that provides executive officers the opportu-nity to earn an annual incentive bonus based on performance of the Company, performance of their individual business unit, if applicable, their contribu-tion toward achievement of certain Company-wide objectives and an evaluation of the executive's individual performance.

  The Company's current annual incentive bonus plan establishes a target bonus level, stated as a percent of year-end salary, is established for each execu-tive officer based on his or her level of responsibility. The target bonus is divided into three principal elements and the first element is further subdi-vided into two to six sub-categories as follows:

                                                                      PERCENT OF
                                                                        TARGET
      BONUS ELEMENTS                                                    BONUS
      --------------                                                  ----------
      Financial Performance Measures:
        Earnings per share and/or business unit operating profit.....   40-50%
        Other performance measures appropriate to the executive......   10-20%
                                                                        ------
        Subtotal.....................................................      60%
      Organizational objectives (four for 1996)......................      20%
      Individual performance or achievement..........................      20%
                                                                        ------
      Total..........................................................     100%

In the case of the earnings per share and/or operating profit objective, the bonus earned for 1996 was on a proportional scale with one-third of the target paid if 90 percent of the objective is achieved up to 166 percent of target if 120 percent of the objective is achieved. For the other financial performance measures, the target amount is paid if the objective is achieved or exceeded, and nothing is paid if the objective is not reached. With respect to the or-ganization objectives and individual performance elements, the Committee may award anywhere from zero to 160 percent of the target amount.

  Measures of financial performance are established by the Committee in February and are based on the Company's operating plan that is approved by the Board at the beginning of the year. In the case of Mr. Madigan, the applicable 1996 performance measures were primary net income per share (50 percent of target bonus) and corporate office cash operating expenses (10 percent of target bonus). The first measure was exceeded and the other measure was achieved. The 1996 performance measures applicable to other executive officers named in the summary compensation table were primary net income per share, corporate office cash operating expenses, Broadcasting Group operating profit, operating expenses net of broadcasting rights, TV broadcast rights cash payments, Publishing Group operating profit and Publishing Group cash operating expenses excluding newsprint as a percentage of revenue. Five of the performance measures were met or exceeded, one was partially met and one was not met.

  The four organizational objectives for 1996 were: business development, overall effectiveness and efficiency, managing diversity and professional management. The success in achieving these objectives is measured by a subjective evaluation of progress in each area and each executive's contribution to that success. Likewise, each executive's overall performance is subjectively evaluated.

  [The Committee also retains the right to adjust the overall bonus to better reflect its evaluation of the Company's overall performance, but did not do so for 1996.]

  In considering bonuses for executives other than Mr. Madigan, the Committee considers bonus recommendations submitted by the Chief Executive Officer. The Committee also receives an assessment of the performance of each executive from Mr. Madigan and discusses the assessments with him. In assessing the performance of Mr. Madigan, the Committee meets privately with the Company's other outside directors for that purpose.

  Mr. Madigan's target bonus was 60 percent of year-end salary for 1996. The
Committee awarded Mr. Madigan a bonus of $        for 1996, which is
approximately     percent of the target bonus under the plan. The bonus earned reflects achievement of 121.6 percent of the target amount based on the financial performance factors. The Committee also considered the progress toward achievement of the Company-wide objectives and awarded a bonus amount
based on     percent of target. Finally, the portion of the bonus based on the outside directors' evaluation of Mr. Madigan's individual performance and
achievements in 1996 was set at     percent of the target amount.

 STOCK OPTIONS

  The Company for many years has used stock options as its long-term incentive program for executives. Stock options are used because they directly relate the amounts earned by the executives to the amount of appreciation realized by the Company's stockholders over comparable periods. Stock options also provide executives with the opportunity to acquire and build a meaningful ownership interest in the Company.

  The Committee considers stock option awards on an annual basis. These are normally awarded in July. In determining the amount of options awarded, the Committee generally establishes a level of award based on the position held by the individual and his or her level of responsibility, both of which reflect the executive's ability to influence the Company's long-term performance. The number of options previously awarded to and held by executives is also reviewed but is not an important factor in determining the size of the current award. The number of options actually awarded in any year may be increased or decreased from the target level based on an evaluation of the individual's performance, but the Committee does not use any particular corporate or business unit performance measures in determining the size of stock option grants to individual executive officers.

  In July 1996, the Committee awarded Mr. Madigan a nonqualified stock option (adjusted for the Stock Split) to purchase 90,000 shares at the current fair market value of the stock, which was then $34.81. The award was consistent with the number of shares that had been awarded to the Chief Executive Officer of the Company in recent years.

  To encourage stock ownership by executive officers, replacement stock options ("Replacement Options") are granted simultaneously with the exercise of the original stock option. Replacement Options are intended to encourage an executive officer to exercise a stock option earlier than might otherwise occur, thus resulting in increased share ownership by the executive officer. Replacement Options are granted when an executive officer exercises an option by surrendering (or attesting to) currently owned shares to purchase the shares subject to the option as well as to satisfy tax withholding obligations related to the exercise of the option. Replacement Options are subject to the same terms and conditions as the original options, including the expiration date, except that the option price of a Replacement Option is the fair market value on the date of its grant rather than the option price of the original option. The grant of Replacement Options does not result in an increase in the total combined number of shares and options held by an employee and, therefore, does not increase amounts paid by the Company. As shown in the table on page [22], Mr. Madigan received Replacement Options during 1996 based on his exercise of previously awarded options.

 BENEFIT PROGRAMS

  The executive officers participate in various health, life, disability and retirement benefit programs that are generally made available to all salaried employees. Certain programs such as the Savings Incentive Plan and the Employee Stock Purchase Plan provide employees with the opportunity to acquire Common Stock. In addition, the executive officers participate in the Employee Stock Ownership Plan on a consistent basis with other employees. The Company also maintains a Supplemental Defined Contribution Plan for employees who earn salaries in excess of the limit imposed by the Internal Revenue Code to replace a portion of the contribution lost by the imposition of such limit. The ESOP, which is intended to become the principal retirement plan for the Company, relates the amount of retirement benefits that will ultimately be received to the value of the Common Stock. Executive officers also receive certain traditional benefits and perquisites that are customary for their positions.

 STOCK OWNERSHIP GUIDELINES

  Effective January 1, 1996, the Committee implemented stock ownership guidelines for approximately 70 executives of the Company. The guidelines range from a high of five times annual salary in the case of Mr. Madigan to a low of two times annual salary. Executives are expected to achieve the suggested ownership level over a five-year period in increments of 20% per year. Shares held in Company benefit plans are counted in satisfying the guidelines but unexercised stock options are not counted. The Committee believes that these guidelines will have the positive effect of further aligning the interests of the Company's top executives with those of all stockholders.

 TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

  The federal tax code imposes a $1 million limit on the tax deduction for certain executive compensation payments. [Mr. Madigan was awarded a bonus for his services in 1996 which would have resulted in compensation in excess of the limit if paid currently. In order to preserve the tax deductibility of the bonus, the Committee awarded a portion of the bonus on a deferred basis to be paid following Mr. Madigan's retirement. The Company's policy is to obtain a tax deduction for compensation payments to Company executives to the extent it is practicable to do so.] The Company should be able to fully deduct compensation in the form of stock options and other awards granted under the 1997 Incentive Compensation Plan, if approved by the stockholders.

                                          Andrew J. McKenna, Chairman
                                          Kristie Miller
                                          James J. O'Connor
                                          Donald H. Rumsfeld

SUMMARY COMPENSATION TABLE

                                                                 LONG TERM
                                                               COMPENSATION
                                                               -------------
                                  ANNUAL COMPENSATION           SECURITIES
   NAME AND PRINCIPAL         -----------------------------     UNDERLYING      ALL OTHER
        POSITION         YEAR SALARY(1)   BONUS     OTHER      OPTIONS(#)(2) COMPENSATION(3)
------------------------ ---- --------- ---------  --------    ------------- ---------------
John W. Madigan......... 1996 $724,231  $[       ] $[32,410]      480,274        $28,220
Chairman, President and
Chief Executive          1995  676,539    509,600    15,129       296,544         20,898
Officer                  1994  564,616    275,000    11,255       237,302         19,084
James C. Dowdle......... 1996  573,635   [       ]  [27,410]      390,710         28,558
Executive Vice
President/Media
Operations               1995  558,808    300,000     3,348       291,916         22,773
                         1994  495,000    275,000     4,834       184,978         20,959
Dennis J. FitzSimons.... 1996  441,691   [       ]  [28,832]      102,802         28,191
Executive Vice
President,               1995  432,270    230,000     5,431       112,752         22,411
Tribune Broadcasting
Company                  1994  385,431    215,000     6,422        63,632         20,607
Joseph D. Cantrell...... 1996  364,519   [       ]  [32,410]       37,060         28,211
Executive Vice
President,               1995  354,904    150,000   777,789(4)     32,552         22,400
Tribune Publishing
Company                  1994  255,404    150,000    96,695(4)     24,000         20,719
David D. Hiller......... 1996  336,250   [       ]  [19,410]       26,138         28,206
Senior Vice
President/Development    1995  329,000    155,000       -0-        20,000         22,404
                         1994  309,923    145,000       -0-        16,000         20,604

--------
  (1) Amounts represent salary compensation for 52 weeks for fiscal years 1996 and 1994 and 53 weeks for fiscal year 1995.

  (2) All options have been restated to reflect the Stock Split. Amounts represent New Options and Replacement Options to purchase Common Shares granted during fiscal years 1996, 1995 and 1994. New Options granted in fiscal years 1996, 1995 and 1994 were as follows: Mr. Madigan 90,000, 100,000 and 50,000, respectively; Mr. Dowdle 50,000, 60,000 and 50,000, respectively; Mr. FitzSimons 36,000, 28,000 and 24,000, respectively; Mr. Cantrell 24,000, 28,000 and 24,000, respectively; and Mr. Hiller 18,000, 20,000 and 16,000, respectively.

  (3) The amounts reported in this column for fiscal year 1996 include $17,072 and $9,611 allocated to each of the named executive officers under the ESOP and the Supplemental Defined Contribution Plan, respectively, and matching contributions credited under the Savings Incentive Plan (401(k)) credited to the following: Mr. Madigan $1,537; Mr. Dowdle $1,875; Mr. FitzSimons $1,508; Mr. Cantrell $1,528; and Mr. Hiller $1,523.

  (4) Includes reimbursement of relocation expenses and related tax reimbursement of $776,145 and $94,744 for 1995 and 1994, respectively, relative to a transfer and move to Chicago.

OPTION GRANTS TABLE

  The following table presents information as to stock options granted during the year ended December 29, 1996. The grant of a Replacement Option upon the exercise of an existing option is intended to promote increased employee share ownership by encouraging the early exercise of existing options. The grant of a Replacement Option (as described on page 17) does not result in an increase in the total combined number of shares and options held by an employee and, therefore, does not increase amounts paid by the Company. The two columns on the right project the amount that could be earned if the Common Stock price appreciates at the annual rates indicated and if the options are held until the expiration dates shown. There is no assurance that any particular level of potential realizable value will actually be earned. All information regarding the options have been restated to reflect the Stock Split.

                                               INDIVIDUAL GRANTS
                        --------------------------------------------------------------- POTENTIAL REALIZABLE VALUE
                                             % OF TOTAL                                 AT ASSUMED ANNUAL RATES OF
                             NUMBER OF        OPTIONS                                    STOCK PRICE APPRECIATION
                            SECURITIES       GRANTED TO                                       FOR OPTION TERM
                        UNDERLYING OPTIONS  EMPLOYEES IN EXERCISE PRICE                 ------------------------------
         NAME              GRANTED(1)(2)    FISCAL YEAR      ($/SH)     EXPIRATION DATE       5%              10%
----------------------- ------------------- ------------ -------------- --------------- --------------    ------------
John W. Madigan........    New Grant 90,000    3.0537%       $34.81        08/30/06         $1,999,454      $5,059,081
                        Replacement Options
                                     27,298    0.9262         35.50        08/31/00            299,330         498,357
                                     33,958    1.1522         37.19        08/25/99            217,748         460,239
                                     73,566    2.4961         37.50        12/19/00            686,760       1,500,203
                                      6,300    0.2138         37.50        02/07/03             91,238         210,865
                                     35,938    1.2194         37.50        08/30/01            393,621         875,542
                                     42,010    1.4254         34.88        08/26/04            708,609       1,701,240
                                     47,436    1.6095         40.94        03/01/02            575,616       1,282,658
                                     33,386    1.1328         40.94        08/28/02            448,277       1,011,971
                                     53,362    1.8106         40.94        02/07/03            780,401       1,782,792
                                     37,020    1.2561         42.75        08/27/03            621,476       1,440,054
James C. Dowdle........    New Grant 50,000    1.6965         34.81        08/30/06          1,106,364       2,810,600
                        Replacement Options
                                     36,762    1.2473         33.13        08/28/02            458,434       1,055,379
                                     33,958    1.1522         37.19        08/25/99            217,748         460,239
                                     42,384    1.4381         34.38        08/26/04            703,803       1,689,316
                                     24,720    0.8387         43.19        08/31/00            217,828         466,786
                                     47,436    1.6095         40.94        03/01/02            575,616       1,282,658
                                     35,142    1.1924         40.94        08/30/01            381,362         838,758
                                     53,362    1.8106         40.94        02/07/03            780,401       1,782,792
                                     21,572    0.7319         40.94        06/02/01            220,887         482,758
                                      6,170    0.2093         40.94        02/07/03             90,234         206,136
                                      2,368    0.0803         40.94        06/02/01             24,247          52,993
                                     36,836    1.2498         43.19        08/27/03            625,048       1,448,438
Dennis J. FitzSimons...    New Grant 36,000    1.2215         34.81        08/30/06            796,582       2,028,632
                        Replacement Options
                                      8,650    0.2935         37.38        08/27/03            137,137         321,739
                                     11,450    0.3885         37.38        03/16/98             39,226          79,969
                                      6,526    0.2214         37.38        08/31/00             56,320         122,089
                                     20,524    0.6964         36.75        08/25/99            128,631         271,655
                                     19,652    0.6668         36.38        08/26/04            342,199         820,000
Joseph D. Cantrell.....    New Grant 24,000    0.8143         34.81        08/30/06            531,055       1,349,088
                        Replacement Options
                                      4,910    0.1666         36.94        08/28/02             63,937         145,784
                                      6,030    0.2046         39.56        08/30/01             61,262         134,270
                                      2,120    0.0719         39.56        08/28/02             26,779          60,238
David D. Hiller........    New Grant 18,000    0.6107         34.81        08/30/06            398,291       1,011,816
                        Replacement Options
                                      8,138    0.2761         43.69        01/13/99             39,548          81,345
All Common
 Stockholders..........                  NA      NA            NA             NA        [             (2)             (2)]

                       OPTION GRANTS IN LAST FISCAL YEAR

--------
  (1) New Options to purchase Common Stock granted under the 1992 Long-Term Incentive Plan. All Options permit the optionee to pay for exercise with Common Stock owned for six months and to pay withholding tax with shares acquired on exercise. The Company has a policy to award replacement options to executives who exercise options in this manner at a time when the stock price is at least 25% above the option price. New Options are generally exercisable two years after award and Replacement Options one year after award but immediately upon a change in control. Options granted less than six months prior to a change in control to an executive officer are cancelled in exchange for a cash payment, effected six months and one day after the option grant date, equal to the difference between the fair market value and the option price on the date of payment. Replacement Options are awarded on exercise of a non-qualified option with payment made with previously owned Common Stock. The Replacement Option has a term equal to the remaining term on the option exercised and is conditioned on the individual retaining ownership of the shares acquired on exercise of the option giving rise to the replacement award.

  (2) Based on shares outstanding on July 30, 1996, the closing stock price of $34.81 on that date, and a 121-month period, all of which conform to the regular stock option awards made to executives on that date (as adjusted to reflect the Stock Split).

OPTION EXERCISES AND VALUES TABLE

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUE

                                                  NUMBER OF SECURITIES    VALUE OF UNEXERCISED IN-
                                                 UNDERLYING UNEXERCISED     THE-MONEY OPTIONS AT
                           SHARES                 OPTIONS AT FY-END(#)            FY-END(1)
                         ACQUIRED ON   VALUE    ------------------------- -------------------------
          NAME            EXERCISE    REALIZED  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
------------------------ ----------- ---------- ----------- ------------- ----------- -------------
John W. Madigan.........   485,856   $4,094,313    53,228      580,274    $  538,800   $2,015,531
James C. Dowdle.........   413,890    3,554,397    43,004      450,710       368,222    1,339,619
Dennis J. FitzSimons....    98,650      879,441    84,734      130,802       684,609      626,619
Joseph D. Cantrell......    17,850      304,694    62,602       65,060       856,297      371,237
David D. Hiller.........    17,780      379,531   117,220       46,138     1,896,363      255,795

--------
  (1) Based on a closing stock price of $40.0625 per share on December 27, 1996, the last business day of the Company's fiscal year (as adjusted to reflect the Stock Split).

PENSION PLAN INFORMATION

  The named executive officers participate in the Tribune Company Pension Plan (the "Pension Plan") and the Tribune Company Supplemental Benefit Plan (the "Supplemental Plan"). The annual pension benefit under the plans, taken together, is in general determined by a participant's credited years of service multiplied by a percentage of the participant's final average compensation (compensation during the final five years of employment). For the named executive officers, the sum of amounts listed in the "Salary" column of the Summary Compensation Table is used as compensation in the calculation of annual pension benefits. The Code places certain limitations on the amount of pension benefits that may be paid under qualified plans. Any benefits payable in excess of those limitations will be paid under the Supplemental Plan. The Plans were amended in 1989 and the estimated benefits the named executive officers may receive depends on which Tribune Company entity employed the individual prior to the amendment. Estimated annual benefits are set forth in the following tables:

  TABLE A

                                    ESTIMATED ANNUAL RETIREMENT PENSION
                              -----------------------------------------------------------
              FINAL
             AVERAGE
           COMPENSATION       10 YEARS         15 YEARS         20 YEARS         25 YEARS
           ------------       --------         --------         --------         --------
             $300,000         $ 44,497         $ 61,946         $ 79,394         $ 96,843
              400,000           59,697           83,146          106,594          130,043
              500,000           74,897          104,346          133,794          163,243
              600,000           90,097          125,546          160,994          196,443
              700,000          105,297          146,746          188,194          229,643
              800,000          120,497          167,946          215,394          262,843
              900,000          135,697          189,146          242,594          296,043

  TABLE B

                                 ESTIMATED ANNUAL RETIREMENT PENSION
                           ---------------------------------------------------
              FINAL
             AVERAGE
           COMPENSATION    5 YEARS   10 YEARS   15 YEARS   20 YEARS   25 YEARS
           ------------    -------   --------   --------   --------   --------
             $300,000      $23,449   $ 46,897   $ 70,346   $ 93,794   $117,243
              400,000       31,449     62,897     94,346    125,794    157,243
              500,000       39,449     78,897    118,346    157,794    197,243
              600,000       47,449     94,897    142,346    189,794    237,243
              700,000       55,449    110,897    166,346    221,794    277,243
              800,000       63,449    126,897    190,346    253,794    317,243
              900,000       71,449    142,897    214,346    285,794    357,243

  Benefits are based on final five-year average salary (see "Salary" column in the Summary Compensation Table that appears on page 19) and years of credited service up to a maximum of 35 years. The pension benefits are not subject to any deduction for social security or other offset amounts. Such amounts are estimated on the assumption that the participant will commence receiving bene-fits when he reaches age 65 and that he will receive his pension in the form of a life annuity with no surviving benefits. The plan will be frozen at De-cember 31, 1998 so that participants' service and compensation after that date will not be counted in computing benefits. As a result of their employment prior to 1989, Messrs. FitzSimons and Madigan will be entitled to pension ben-efits set forth in Table A and Messrs. Cantrell, Dowdle and Hiller will be en-titled to pension benefits set forth in Table B. Years of credited service as of December 31, 1996 for each named executive officer were Mr. Madigan 22 years, Mr. Dowdle 16 years, Mr. FitzSimons 14 years, Mr. Cantrell 18 years, and Mr. Hiller 8 years.

SEVERENCE ARRANGEMENTS

  The Company maintains a Transitional Compensation Plan For Executive Employ-ees, which provides termination benefits to key executives of the Company and its subsidiaries who are actually or constructively terminated, without cause, within 36 months following a change in control of the Company. A "change in control" means (a) the acquisition, other than from the Company, by a person, entity or group of 20 percent or more of the combined voting power of the Company's outstanding voting securities; (b) individuals who as of January 1, 1995, constitute the Board of Directors cease to constitute at least a major-ity of the Board without approval of the Board; or (c) approval of a merger or reorganization of the Company where the prior shareholders do not thereafter own more than 60 percent of the reorganized Company. "Constructively terminat-ed" means a reduction in the individual's compensation or benefits or a change in the city in which he or she is required to work. Certain participants in-cluding Messrs. Madigan, Dowdle, FitzSimons, Cantrell and Hiller may elect to terminate their employment during the thirteenth month following a change in control and qualify to receive the benefits under the plan. In the case of ex-ecutive officers, benefits include (a) payment in cash equal to three times (in certain cases two times) the highest annual rate of base salary in effect within three years of the date of the individual's termination plus three times (in certain cases two times) the individual's average annual bonus paid over the prior three years; (b) outplacement services and (c) continuation of life, health and disability insurance. In addition, the plan provides that the Company will reimburse the executive for any excise tax that results from pay-ments upon termination being treated as excess parachute payments under fed-eral income tax law. All executive officers of the Company are covered by the plan.

  All stock options granted by the Company to executives become immediately vested and exercisable upon a change in control of the Company as defined in the applicable plan and in grant agreements evidencing awards. The definitions of change in control are essentially the same as described in the preceding paragraph.

INDEBTEDNESS OF MANAGEMENT

  The Company in 1994 made a loan of $500,000 to Joseph D. Cantrell, to assist him in financing the purchase of a cooperative apartment upon his transfer to Chicago at the request of the Company. In February, 1997, in connection with Mr. Cantrell obtaining a permanent residence, the Company modified the loan which presently has an outstanding balance of $200,000, and is evidenced by a non-interest bearing two year promissory note.

PERFORMANCE GRAPH

  The following graph compares the five-year cumulative return on the Common Stock to the Standard and Poor's 500 Stock Index and to the Standard and Poor's Newspaper Publishing Group Index. The Company is included in both of these indexes.

                                      LOGO

                                 1991    1992    1993    1994    1995    1996
                                ------- ------- ------- ------- ------- -------
      Tribune Company.......... $100.00 $119.59 $152.53 $141.50 $162.27 $212.31
      S&P Newspaper Publishing
       Group...................  100.00  108.98  123.19  110.93  139.44  173.16
      S&P 500..................  100.00  107.60  118.42  119.99  165.87  203.61

Based on $100 invested on December 31, 1991 in Tribune Company Common Stock, the Standard and Poor's Newspaper Publishing Group Index, and the Standard and Poor's 500 Stock Index. Total return assumes reinvestment of dividends quarterly.

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

  Andrew J. McKenna, Kristie Miller, James J. O'Connor and Donald Rumsfeld served as members of the Governance and Compensation Committee during the en-tire fiscal year. Mr. Rumsfeld took a leave of absence from the Board of Direc-tors from July 1996 through November 1996.

  Andrew J. McKenna, Chairman of the Governance and Compensation Committee, served as an officer of Chicago National League Ball Club, Inc., a subsidiary of the Company, from August 1981 to December 1984. Subsequent to 1984, Mr. McKenna's sole position with the Company has been that of an outside director.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

  Stockholders may submit proposals appropriate for stockholder action at the Company's Annual Meetings consistent with regulations of the Securities and Exchange Commission (the "Commission"). Under Commission rules, proposals to be considered for inclusion in the Proxy Statement for the 1998 Annual Meeting must be received by the Company no later than November 26, 1997. The Company's Bylaws set forth additional requirements and procedures regarding the submission by stockholders of matters for consideration at the Annual Meeting, including a 60-day notice requirement. Proposals should be directed to Tribune Company, 435 North Michigan Avenue, Chicago, Illinois 60611, Attention: Vice President, General Counsel and Secretary.

  The Company's Bylaws provide that notice of proposed stockholder nominations for election of directors must be given to the Secretary of the Company not less than 90 days prior to the meeting at which directors are to be elected. Such notice must contain certain information about each proposed nominee, including age, business and residence addresses, principal occupation, the number of shares of Common Stock beneficially owned by him or her and such other information as would be required to be included in a proxy statement soliciting proxies for the election of such proposed nominee, and a signed consent of the nominee to serve as a director of the Company if elected. Provision is also made for substitution of nominees by the nominating stockholder in the event that a designated nominee is unable to stand for election at the meeting. If the chairman of the meeting of stockholders determines that a nomination was not made in accordance with the foregoing procedures, such nomination is void. The advance notice requirement affords the Governance and Compensation Committee of the Board of Directors the opportunity to consider the qualifications of all proposed nominees and, to the extent deemed necessary or desirable by the Board, inform stockholders about such qualifications.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Board of Directors does not know if any matters will be presented to the meeting other than those described above. If other matters properly come before the meeting, the persons named in the accompanying proxy will vote said proxy in accordance with their best judgment.

  Expenses incurred in connection with the solicitation of proxies will be paid by the Company. Following the initial solicitation of proxies by mail, directors, officers and regular employees of the Company may solicit proxies in person, by telephone or telegraph, but without extra compensation. In addition, the Company has retained Kissel-Blake, Inc. to assist in the solicitation of proxies at an estimated cost to the Company of approximately $12,000 plus out-of-pocket expenses. Such solicitation may be made by mail, telephone, telegraph or in person. The Company will, upon request, reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold Common Stock.

  The Company's 1996 Annual Report is enclosed, but the report is not incorporated in this Proxy Statement and is not part of the proxy soliciting material. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, WILL BE PROVIDED WITHOUT CHARGE TO ANY SHAREHOLDER SUBMITTING A REQUEST THEREFOR TO THE CORPORATE RELATIONS DEPARTMENT, TRIBUNE COMPANY, 6TH FLOOR, 435 NORTH MICHIGAN AVENUE, CHICAGO, ILLINOIS 60611, OR TELEPHONE 800/757-1694.

                                          By Order of the Board of Directors

                                          Crane H. Kenney
                                          Vice President, General Counsel and
                                          Secretary

Dated: March 25, 1997

                                                                      EXHIBIT A
                                TRIBUNE COMPANY
                       1997 INCENTIVE COMPENSATION PLAN

                                   ARTICLE I

                                    Purpose

  The purpose of the 1997 Incentive Compensation Plan (the "Plan") is to enable Tribune Company (the "Company") to provide management and other employees of the Company and its Subsidiaries stock options and other stock and cash incentives based upon the achievement of financial and other performance goals, thereby attracting, retaining and rewarding such employees and strengthening the mutuality of interests between the employees and the Company's stockholders.

                                  ARTICLE II

                                  Definitions

  2.1 "Board" shall mean the Board of Directors of the Company.

  2.2 "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor legislation.

  2.3 "Committee" shall mean the Committee as defined in Section 3.1 hereof.

  2.4 "Common Stock" shall mean the Common Stock (without par value) of the Company.

  2.5 "Disability" shall mean a disability qualifying the Participant to receive benefits under the Company's or a Subsidiary's long-term disability plan. Disability shall be deemed to occur on the date benefit payments begin.

  2.6 "EBITDA" shall mean the earnings of the Company before deducting interest, taxes, depreciation and amortization.

  2.7 "Extraordinary Items" shall mean (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) losses on the disposition of a business,
(iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company's annual report.

  2.8 "Fair Market Value" unless otherwise required by any applicable provision of the Code, or any regulations issued thereunder, shall mean as of any date the closing price of the Common Stock as reported on the New York Stock Exchange Composite Transaction List for such day or if the Common Stock was not traded on such day, then the next preceding day on which the Common Stock was traded.

  2.9 "Incentive Stock Option" shall mean any stock option awarded under the Plan intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code or any successor provision.

  2.10 "Nonqualified Stock Option" shall mean any stock option awarded under the Plan that is not an Incentive Stock Option.

  2.11 "Participant" shall mean an eligible employee to whom an award has been made pursuant to the Plan.

  2.12 "Retirement" shall mean any termination of employment by an employee (other than by death or Disability) who is at least 55 years of age after at least 10 years of employment by the Company and/or a Subsidiary.

  2.13 "Subsidiary" shall mean any corporation (or partnership, joint venture or other enterprise) (i) of which the Company owns or controls, directly or indirectly, 20% or more of the outstanding shares of stock normally entitled to vote for the election of Directors (or comparable equity participations and voting power) or (ii) which the Company controls by contract or other means. "Control" means the power to direct or cause the direction of the management and policies of a corporation, partnership, joint venture or other enterprise.

  2.14 "Termination of Employment" shall mean the termination of a Participant's employment with the Company or any Subsidiary. A Participant employed by a Subsidiary shall also be deemed to incur a Termination of Employment if the Subsidiary ceases to be a Subsidiary and the Participant does not immediately thereafter become an employee of the Company or another Subsidiary.

  2.15 "Transfer" shall mean anticipation, alienation, attachment, sale, assignment, pledge, encumbrance, charge or other disposition; and the terms "Transferred" or "Transferable" shall have corresponding meanings.

                                  ARTICLE III

                                 Administration

  3.1 The Committee. The Plan shall be administered by one or more committees (any such committee, the "Committee") of the Board. The Board shall have the sole discretion to appoint, add, remove or replace members of the Committee, and shall have the sole authority to fill vacancies on the Committee. Unless otherwise provided by the Board: (i) with respect to any award under the Plan for which the Committee determines that it is necessary or desirable for the grant or issuance thereof to be exempt under Rule 16b-3 of the Securities Exchange Act of 1934 (the "1934 Act"), the Committee shall consist of two or more directors each of whom is permitted under that Rule to make grants or awards that are exempt from the operation of 1934 Act Section 16(b), and (ii) with respect to any award that is intended to qualify as "performance-based compensation" under Code Section 162(m)(4)(C), the Committee shall consist of two or more directors, each of whom is an "outside director" (as such term is defined in applicable regulations under Code Section 162(m)). With respect to any award that is not intended to satisfy the conditions of 1934 Act Rule 16b-3 or Code Section 162(m)(4)(C), the Committee may delegate all or any of its responsibilities hereunder to any directors or, except to the extent prohibited under applicable law, to any officers of the Company (any of whom also may be a Participant who has been granted or is eligible to be granted awards under the
Plan), and in the context of such awards, references in the Plan to the "Committee" shall refer to both the Committee and, unless otherwise provided by the Committee, to any such delegates of the Committee.

  3.2 Authority. The Committee shall have full power to select key employees to whom awards are granted; to determine the size and types of awards and their terms and conditions; to construe and interpret the Plan; to establish and amend the rules for the Plan administration; and to make all other determinations which may be necessary or advisable for the administration of the Plan. All determinations of the Committee shall be final and conclusive on all persons, including the Company, its stockholders and Participants, and their estates and beneficiaries.

                                   ARTICLE IV

                                Reserved Shares

  The number of shares of Common Stock available for awards under the Plan shall be the sum of the following amounts:

    (a) Ten million (10,000,000) shares;

    (b) any shares of Common Stock subject to an award hereunder or under any prior stock incentive plan of the Company if there is a lapse, forfeiture, expiration or termination of any such award;

    (c) the number of shares of Common Stock exchanged by an optionee as full or partial payment to the Company of the exercise price under any stock option exercised under the Plan or any prior stock incentive plan of the Company;

    (d) the number of shares of Common Stock retained by the Company pursuant to a Participant's tax withholding election or exchanged by a Participant to satisfy his or her tax withholding obligations as permitted by Section
  15.5 hereof; and

    (e) any shares of Common Stock purchased by the Company with cash obtained upon the exercise of options granted under the Plan or any prior stock incentive plan of the Company and shares repurchased with tax savings resulting from deductibility exceeding reported compensation expense.

All of these shares may be either authorized but unissued or reacquired shares. Four million (4,000,000) of the Plan shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. The maximum number of shares subject to stock options granted to any Participant during any five-year period during the term of the Plan shall not exceed one million (1,000,000).

                                   ARTICLE V

                                  Eligibility

  All management and other employees of the Company and its Subsidiaries, including employees who are members of the Board of Directors, shall be eligible for participation in the Plan or any program contained herein. Participation under the Plan from among those eligible shall be determined by the Committee.

                                   ARTICLE VI

                                Types of Awards

  Awards under the Plan may be granted in any one or a combination of (a) stock options, (b) performance equity program awards, and (c) annual management incentive program awards.

                                  ARTICLE VII

                              Stock Option Program

  7.1 General Terms. Stock options may be granted to Participants at any time as determined by the Committee. The Committee shall determine the number of shares subject to each option and whether the option is an Incentive Stock Option. The option price for each option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of the Common Stock on the date the option is granted. Each option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no option shall be exercisable later than the tenth (10th) anniversary date of its grant. Options granted under the Plan shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine. The option price upon exercise of any option shall be payable to the Company in full by (a) cash payment or its equivalent; (b) tendering previously acquired shares having a Fair Market Value at the time of exercise equal to the option price; (c) certification of ownership of such previously acquired shares; (d) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the option shares or loan proceeds to pay the exercise price and withholding taxes due to Company; or (e) such other methods of payment as the Committee at its discretion deems appropriate. For purposes of paragraphs (b) and (c), previously acquired shares must have been owned by the Participant for at least six months prior to exercise.

  7.2 Termination of Employment by Death, Disability or Retirement. If a Participant's employment by the Company or a Subsidiary terminates by reason of death, Disability or Retirement, any stock option held by such Participant, unless otherwise determined by the Committee at grant, shall be fully vested and may thereafter be exercised by the Participant or by the beneficiary or legal representative of the estate of a disabled or deceased Participant, for a period of five years (or such shorter period as the Committee may specify at grant) from the date of such death, Disability or Retirement or until the expiration of the stated term of such stock option, whichever period is the shorter.

  7.3 Other Termination of Employment. Subject to Article XII, unless otherwise determined by the Committee at or after grant, if a Participant's employment by the Company or a Subsidiary terminates for any reason other than death, Disability or Retirement, the stock option shall terminate at such time as provided in the award.

                                  ARTICLE VIII

                           Performance Equity Program

  8.1 General Terms. The Committee may establish performance equity program awards for Participants subject to such terms and conditions as the Committee determines appropriate. Performance equity program awards shall consist of the right to receive shares of Common Stock which may be earned in whole or in part if certain performance goals established by the Committee are achieved over a period of time designated by the Committee. The Committee may, in its discretion, substitute cash for shares of Common Stock based on the Fair Market Value of the Common Stock.

  8.2 Performance Equity Program Award. Each award shall set forth provisions regarding (a) the number of shares subject to such award or a formula for determining such number, (b) the performance criteria and level of achievement related to these criteria which shall determine the number of shares granted, issued, retainable and/or vested, (c) the period as to which performance shall be measured for determining achievement of performance (a "Performance Period"), which period may, in no event, be less than two years, (d) the timing of any delivery of shares earned by virtue of performance, (e) restrictions on the Transfer of the performance equity program award, (f) forfeiture provisions, and (g) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Committee. The maximum number of shares payable as a performance equity program award may be a multiple of the target amount payable, and the maximum number of shares payable for a Performance Period to any Participant that is intended to satisfy the requirements for "performance-based compensation" under Code
Section 162(m) shall not exceed 30,000.

  8.3 Performance Criteria. The Committee shall establish the performance criteria and level of achievement related to these criteria which shall determine the target and maximum number of shares payable under a performance equity program award, which criteria may be based on financial performance and/or personal performance evaluations. Notwithstanding anything to the contrary herein, the performance criteria for any performance equity program awards that are intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based solely on one or more Qualifying Performance Criteria (as defined in Article X hereof) selected by the Committee and specified at the time the performance equity program award is established. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the number of shares payable as a result thereof, prior to the delivery of any shares that are intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m).

  8.4 Timing of Delivery. The Committee shall determine the timing of any performance equity program award. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the delivery of shares or cash payable under any performance equity program award to be deferred.

  8.5 Termination of Employment. Upon a Termination of Employment by a Participant prior to the end of a Performance Period, the following procedures shall apply as to any performance equity program awards established for such Participant, unless determined otherwise by the Committee in its sole discretion:

    (a) Death, Disability or Retirement. Following the death, Disability or Retirement of a Participant, the Participant shall be entitled to a pro-rata portion of any performance equity program award. Such pro-rata portion shall be determined following the termination of the relevant Performance Period by multiplying (i) the number of shares as to which the Committee determines the performance criteria applicable to such award has been satisfied, times (ii) a ratio equal to the number of full months of the Participant's employment with the Company [during the performance period for such award] divided by the number of months in the Performance Period for such award.

    (b) Other Termination of Employment. Subject to Article XII, unless the Committee provides otherwise, upon a Termination of Employment for any reason other than death, Disability, or Retirement prior to the end of a Performance Period, the right to any performance equity program award as to which the performance criteria and any other condition has not then been satisfied shall be forfeited.

  8.6 Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the number of shares subject to receipt, issued, retainable and/or vested under a performance equity program award may be adjusted by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the number of shares earned upon satisfaction of any performance goal by any Participant who is a "covered employee" within the meaning of Code
Section 162(m).

                                  ARTICLE IX

                      Annual Management Incentive Program

  9.1 General Terms. The Committee may award annual management incentive program bonuses to Participants upon achievement of such terms and conditions as the Committee determines appropriate. Annual management incentive program bonuses shall consist of monetary payments earned in whole or in part if certain performance goals established by the Committee for a specified fiscal year are achieved during that year.

  9.2 Annual Management Incentive Program Bonuses. Each year the Committee shall set forth provisions regarding (a) the performance criteria and level of achievement related to these criteria upon which the amount of the award payment shall be based, (b) the timing of any payment earned by virtue of performance, (c) restrictions on the Transfer of the annual management incentive program award prior to actual payment, (d) forfeiture provisions, and (e) such further terms and conditions, in each case not inconsistent with the Plan. The maximum amount payable to any Participant as an annual management incentive program award intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall not exceed 0.2% of EBITDA for the fiscal year.

  9.3 Performance Criteria. The Committee shall establish the performance criteria and level of achievement related to these criteria upon which the amount of any award payment shall be based. Notwithstanding anything to the contrary herein, the performance criteria for any annual management incentive program bonus that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based solely on one or more Qualifying Performance Criteria (as defined in Article X hereof) selected by the Committee and specified within the first 90 days of the performance period. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any bonus that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m).

  9.4 Timing of Payment. The Committee shall determine the timing of payment of any annual management incentive program bonus. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any annual management incentive program award to be deferred.

  9.5 Termination of Employment. Upon a Termination of Employment for a Participant prior to the end of a fiscal year, the following procedures shall apply as to any annual management incentive program bonus for such fiscal year, unless determined otherwise by the Committee in its sole discretion:

    (a) Death, Disability or Retirement. Following the death, Disability or Retirement of a Participant, the Participant shall be entitled to receive a pro-rata portion of any annual management incentive program bonus amount payable based upon performance for such fiscal year. Such pro-rata portion shall be paid at such time as the other Participants receive bonuses and shall be determined by multiplying (i) the amount of the annual management incentive program bonus that the Committee determines would have been payable to the Participant for the fiscal year, times (ii) a ratio equal to the number of full months of the Participant's employment with the Company during the fiscal year divided by 12.

    (b) Other Termination of Employment. Subject to Article XII, unless the Committee provides otherwise, upon a Termination of Employment for any reason other than death, Disability, or Retirement prior to the end of a fiscal year, the right to receive any payment from the annual management incentive program bonus for that fiscal year shall be forfeited.

  9.6 Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount to be paid under an annual management incentive program bonus may be adjusted by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the amount earned upon satisfaction of any performance goal by any Participant who is a "covered employee" within the meaning of Code Section 162(m).

                                   ARTICLE X

                        Qualifying Performance Criteria

  The performance goals established by the Committee with respect to performance equity program awards and annual management incentive program bonuses may be based on [one or more of the following] qualifying performance criteria selected by the Committee (a) shareholder value added, (b) cash flow,
(c) earnings per share, (d) EBITDA, (e) return on equity, (f) return on capital, (g) return on assets or net assets, (h) revenue growth, (i) income or net income, (j) cost control, (k) operating income or net operating income,
(l) operating profit or net operating profit, (m) operating margin, (n) return on operating revenue, and (o) market share or circulation, all as determined by the Committee. Performance may be measured on a Corporate, Group, business unit or consolidated basis and may be measured absolutely or relative to the Company's peers. The Committee may adjust the performance goals to account for the effects of Extraordinary Items.

                                  ARTICLE XI

                              Nontransferability

  No awards granted under the Plan may be Transferred, other than by will or by the laws of descent and distribution. Further, all stock options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. Notwithstanding the foregoing, at the discretion of the Committee, a Nonqualified Stock option may be transferable by the Participant solely to members of the Participant's immediate family or trusts or family partnerships for the benefit of such persons, subject to such terms and conditions as may be established by the Committee.

                                  ARTICLE XII

                               Change in Control

  Except as otherwise provided by the Committee consisting of members of the Incumbent Board (as hereinafter defined) upon the grant of an award, upon a change in control of the Company all outstanding stock options shall become exercisable, all shares subject to performance equity program awards shall be delivered as if the performance goals for the designated period had been fully achieved and all annual management incentive program awards shall be paid out as if the performance for the current fiscal year had been fully achieved. For purposes hereof, a change in control of the Company shall mean:

    (a) the acquisition, other than from the Company, by any person, entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934
  Act), excluding for this purpose the Company, the Robert R. McCormick Tribune Foundation, the Cantigny Foundation and any employee benefit plan (or related trust) sponsored or maintained by the Company or its Subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

    (b) individuals who, as of May 6, 1997, constitute the Board of Directors of the Company (as of May 6, 1997 the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election, by the stockholders of the Company was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the members of the Board, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) shall be considered as though such person were a member of the Incumbent Board; or

    (c) approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such approval do not, immediately after such reorganization, merger or consolidation, own, directly or indirectly, 50% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the reorganized, merged or consolidated company, or a liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company.

If any amounts payable to a Participant pursuant to the Plan are deemed to be "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code, the Committee may provide in the award that the Company shall pay to such Participant in addition to any amounts payable pursuant to the Plan an amount which--after all federal, state and local taxes imposed on the Participant with respect to such amount are subtracted therefrom--is equal to the excise taxes imposed on such excess parachute payment pursuant to Section 4999 of the Code.

                                  ARTICLE XIII

                             Adjustment Provisions

  13.1 If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Common Stock) or make a distribution of cash or property which has a substantial impact on the value of issued Common Stock, the total number of shares of Common Stock available for awards under the Plan, the number of shares which may be made subject to Incentive Stock Options, the maximum number of shares which may be made subject to a stock option in any twelve-month period during the term of the Plan and the maximum number of shares under
Section 8.2 hereof shall be appropriately adjusted, and the number of shares covered by each outstanding award shall be equitably adjusted.

  13.2 In the case of any sale of assets, merger, consolidation, combination or other corporate reorganization or restructuring of the Company with or into another corporation which results in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), subject to the provisions of the Plan and any limitation applicable to the award:

    (a) any Participant to whom a stock option has been granted shall have the right thereafter and during the term of the stock option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of the stock option or portion thereof, as the case may be, immediately prior to the Acquisition; and

    (b) except as otherwise provided in Article XII, any Participant to whom performance equity program awards have been awarded shall have the right thereafter and during the term of the award, upon fulfillment of the terms of the award, to receive on the date or dates set forth in the award, the Acquisition Consideration receivable upon the Acquisition by a holder of the number of shares of Common Stock which are covered by the Award.

  The term "Acquisition Consideration" shall mean the kind and amount of securities, cash or other property or any combination thereof receivable in respect of one share of Common Stock upon consummation of an Acquisition.

  13.3 Notwithstanding any other provision of the Plan, the Committee may authorize the issuance, continuation or assumption of awards or provide for other equitable adjustments after changes in the Common Stock resulting from any other merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence upon such terms and conditions as it may deem equitable and appropriate.

  13.4 In the event that another corporation or business entity is being acquired by the Company, and the Company assumes outstanding employee stock options and/or stock appreciation rights, the aggregate number of shares of Common Stock available for awards under the Plan shall be increased accordingly.

                                  ARTICLE XIV

                           Amendment and Termination

  The terms and conditions applicable to any stock option or other award may be amended or modified by mutual agreement between the Company and the Participant or such other persons as may then have an interest therein. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no such action shall reduce the amount of any existing award or change the terms and conditions thereof without the Participant's consent. No amendment of the Plan shall be made without stockholder approval, if such amendment increases the number of shares of Common Stock reserved under the Plan or the maximum number of option shares which may be awarded to any Participant in any five-year period or if stockholder approval is otherwise required by law or regulation or stock exchange rule.

                                  ARTICLE XV

                              General Provisions

  15.1 Successor. All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

  15.2 Unfunded Status of Plan. This Plan is intended to be unfunded. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

  15.3 No Right to Employment. Neither this Plan nor the grant of any award hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall there be a limitation in any way on the right of the Company or any Subsidiary by which an employee is employed to terminate his or her employment at any time.

  15.4 No Assignment of Benefits. No award under the Plan shall, except as otherwise specifically provided hereunder or by law, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

  15.5 Taxes. The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Company may defer making payment or delivery as to any award if any such tax is payable until indemnified to its satisfaction. The Committee may, in its discretion and subject to such rules as it may adopt, permit a Participant to pay all or a portion of any withholding taxes arising in connection with the exercise of a nonqualified stock option or receipt of shares relating to a performance equity program award, by electing (i) to have the Company withhold shares having a Fair Market Value equal to the amount to be withheld or (ii) to deliver shares previously owned for at least six months having a Fair Market Value equal to the amount to be withheld.

  15.6 Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (without regard to applicable Delaware principles of conflict of laws).

                                  ARTICLE XVI

                    Effective Date and Stockholder Approval

  The Plan was adopted by the Board of Directors on December 10, 1996, to be effective December 29, 1996, subject to stockholder approval.

TRIBUNE COMPANY                                                       PROXY CARD
--------------------------------------------------------------------------------
        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 6, 1997

James C. Dowdle and John W. Madigan, or either of them, are designated as proxies to vote all the shares of Common Stock of Tribune Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 6, 1997, or at any adjournment thereof, as specified on the reverse side of this card with respect to:

1. the election of directors--the nominees are James C. Dowdle, Diego E. Hernandez, Robert E. LaBlanc and Andrew J. McKenna to serve until the 2000 Annual Meeting and Patrick G. Ryan to serve until the 1999 Annual Meeting (to withhold authority to vote for any individual nominee, write his name in the space provided on the reverse side of this card);

2. approval of the 1997 Incentive Compensation Plan;

3. ratification of the selection of Price Waterhouse LLP as auditors;

4. Consideration of the stockholder proposal described in the accompanying Proxy Statement; and

5. with discretionary power in the transaction of such other business as may properly come before the meeting.

Enter your vote by marking the appropriate boxes on the reverse side. The Company's directors recommend a vote FOR the election of the nominees listed, FOR proposals 2 and 3 and AGAINST proposal 4. The proxies shall vote as specified, but if no choice is specified, the proxies shall vote in accordance with the recommendations of the Company's directors.

           PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE

                                    [LOGO]


                                                                            3074
X  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
--------------------------------------------------------------------------------
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3
                            AND AGAINST PROPOSAL 4.
--------------------------------------------------------------------------------
1. Election of directors.
                            FOR*           NOT FOR
                            [_]              [_]
*For, except vote withheld from the following nominee(s):

2. Approval of 1997 Incentive Compensation Plan
                     FOR          AGAINST          ABSTAIN
                     [_]            [_]              [_]

3. Ratification of auditors.
                     FOR          AGAINST          ABSTAIN
                     [_]            [_]              [_]

--------------------------------------------------------------------------------
4. Consideration of the stockholder proposal
                     FOR          AGAINST          ABSTAIN
                     [_]            [_]              [_]

5. With discretionary power in the transaction of such other business as may properly come before the meeting.

                              Note: Please sign exactly as name appears above. Joint owners should each sign. When signing as at-torney, executor, administrator, trustee or guard-ian etc., please give full title.


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